Exhibit 5.1

May 29, 2015

TriVascular Technologies, Inc.

3910 Brickway Blvd.

Santa Rosa, CA 95403

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) filed by TriVascular Technologies, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of the following securities of the Company (the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate offering price not to exceed $100,000,000, as set forth in the Registration Statement, the Prospectus and any amendments or supplements thereto:

(i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”);

(ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”);

(iii) senior debt securities (the “Senior Debt Securities”);

(iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v) units consisting of any combination of Debt Securities, Common Stock, Preferred Stock or Warrants (as defined below) (the “Units”); and

(vi) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”).

May 29, 2015

We are acting as special counsel for the Company in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to a senior indenture in substantially the form filed as Exhibit 4.1 to the Registration Statement (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) to be entered into between the Company and a trustee to be named in the Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities may be issued pursuant to a subordinated indenture in substantially the form filed as Exhibit 4.2 to the Registration Statement (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We also have acted as special counsel to the Company in connection with the sale through Cantor Fitzgerald & Co. as the sales agent (the “Sales Agent”) from time to time by the Company of shares of Common Stock (the “Sales Agreement Shares”) having an aggregate offering price of up to $25,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus for the sale of the Sales Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus, collectively, the “Sales Agreement Prospectus”), and that certain Sales Agreement dated as of May 29, 2015 between the Sales Agent and the Company (the “Sales Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the Sales Agreement Prospectus, other than as expressly stated herein with respect to the issuance of the Securities, including the issuance of the Sales Agreement Shares.

May 29, 2015

As such counsel, we have examined and relied upon signed copies of the Registration Statement, the Prospectus and the Sales Agreement Prospectus as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (as amended or restated from time to time, the “Bylaws”), minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Sales Agreement and such other documents as we have deemed necessary for purposes of rendering the opinions set forth below.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement; (iii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (v) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (vi) that the Indentures, when entered into with a trustee to be named, will be in substantially the same form as the Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement; and (vii) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

May 29, 2015

We have assumed for purposes of our opinions set forth in paragraphs 1 through 5 below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed with respect to our opinions set forth in paragraphs 1 through 5 below that the execution and delivery by the Company of the Indentures, the Unit Agreement and the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is then subject, (ii) any law, rule, or regulation to which the Company or any of its properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

In rendering this opinion, we have considered only the Delaware General Corporation Law (“DGCL”) (including the statutory provisions and reported judicial decisions interpreting these laws) and, with respect to the opinions set forth in paragraphs 1, 4 and 5 below, those laws, statutes, rules and regulations of the State of New York (exclusive of municipal and other local laws) presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above, and we express no opinion with respect to choice of law or conflicts of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

Our opinions set forth in paragraphs 1 through 5 below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency,

May 29, 2015

reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally and (ii) general equitable principles. We express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Act, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the Common Stock (other than the Sales Agreement Shares), when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the Registration Statement has become effective under the Act, (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iv) the shares of Common Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to shares of any series of the Preferred Stock, when (i) Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions

May 29, 2015

establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the Registration Statement has become effective under the Act, (iii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iv) the shares of the series of Preferred Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the Registration Statement has become effective under the Act, (iii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (v) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the Registration Statement has become effective under the Act, (iii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (v) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

May 29, 2015

6. With respect to the Sales Agreement Shares, when the Registration Statement has become effective under the Act, the Sales Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issuance and sale of the Sales Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the Sales Agreement Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Arnold & Porter LLP

Arnold & Porter LLP